.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

A.G. Edwards, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2001

      The Annual Meeting of the Stockholders of A.G. Edwards, Inc. (the ''Company'') will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, on Thursday, June 21, 2001, at 10:00 a.m., local time, for the following purposes:

  To elect three directors;

  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2002; and

  To transact such other business as may properly come before the annual meeting and any adjournments thereof.

      Only stockholders of the Company of record as of the close of business on May 1, 2001 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

      Stockholders may vote their shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

                                                                                  DOUGLAS L. KELLY

                                                                                         Secretary

May 14, 2001

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed form of proxy is solicited by and on behalf of the Board of Directors of A.G. Edwards, Inc. (the ''Company'') for use at the Annual Meeting of Stockholders to be held on June 21, 2001 (the ''2001 Annual Meeting'') and at any adjournments thereof. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at One North Jefferson Avenue, St. Louis, Missouri 63103, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The proxy will be voted as specified by the stockholder in the spaces provided or, if no specification is made, it will be voted for Proposals 1 and 2.

      This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about May 14, 2001. The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, Internet or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

      Only stockholders of record at the close of business on May 1, 2001 are entitled to notice of, and to vote at, the 2001 Annual Meeting and any adjournments thereof. On May 1, 2001 the Company had outstanding 79,869,916 shares of Common Stock. Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2001 Annual Meeting. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 2001 Annual Meeting. Votes cast by proxy or in person at the 2001 Annual Meeting will be tabulated by the inspectors of election appointed by the Board of Directors for the meeting.

      Shares which are entitled to vote but which are not voted at the direction of the beneficial owner (''abstentions'') and shares represented by proxies or ballots which are marked ''withhold authority'' with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2001 Annual Meeting.

      Abstentions may be specified on Proposal 2 to ratify the appointment of independent auditors, but not on Proposal 1 to elect directors.

      The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors. ''Plurality'' means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the 2001 Annual Meeting. Consequently, any shares represented at the 2001 Annual Meeting, but not voted for any reason, have no impact on the election of directors.

      The affirmative vote of a majority of the shares represented at the meeting is required to approve Proposal 2 to ratify the appointment of the independent auditors. Broker non-votes will not be counted with respect to, and will have no effect on, whether the stockholders approve this proposal. Abstentions, however, are counted in determining whether the stockholders have approved this proposal and, thus, have the effect of a vote against the proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Committees and Meetings of the Board of Directors

      The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware, the state of incorporation. The Board of Directors generally meets at least quarterly and held six meetings during the 2001 fiscal year. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of three Board members. The Executive Committee held one meeting during the 2001 fiscal year.

      The Nominating Committee of the Board of Directors consists of the four independent members of the Board of Directors, Dr. E. Eugene Carter, Charmaine S. Chapman, Samuel C. Hutchinson, and Mark Wrighton. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2001 Annual Meeting must comply with a Bylaw provision dealing with nominations. For a discussion of the nominating procedures, see ''Stockholder Proposals.''

      The Company has a Compensation Committee comprised of the four independent directors. The Compensation Committee held two meetings during the 2001 fiscal year. The Compensation Committee was responsible for establishing the compensation of Benjamin F. Edwards III and the amount of awards to certain executives under the Performance Plan for Executives for the 2001 fiscal year. The Compensation Committee of A.G. Edwards & Sons, Inc., a wholly-owned subsidiary of the Company (the ''Brokerage Company''), determined the compensation of all employees for the 2001 fiscal year, including officers of the Company, with the exception of Benjamin F. Edwards III and the award under the Performance Plan for Executives to three other executive officers. (See ''Joint Report of the Compensation Committees of the Brokerage Company and the Company.'')

      The Audit Committee of the Board of Directors consists of the four independent directors and held three meetings during the 2001 fiscal year. The Audit Committee performed the following principal functions: (i) reviewed quarterly and year-end financial statements with the outside auditors, internal auditors and management; (ii) reviewed the scope of the external and internal audits and reports with the outside and internal auditors and management; (iii) reviewed the outside auditor's management letter and management's response thereto; (iv) recommended the selection of outside auditors; (v) reviewed the quality and depth of the Company's internal audit, accounting and financial staffs; and (vi) reviewed and approved the rendering of audit and nonaudit services by the outside auditors. (See ''Report of the Audit Committee.'')

      During the 2001 fiscal year, all directors attended at least 75 percent of all meetings of the Board of Directors and the committees of the Board on which each served. All current directors attended 95 percent or more of all meetings of the Board of Directors and the committees of the Board on which each served.

Nominees for Directors

      The Company's Certificate of Incorporation and Bylaws provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has seven directors. Three members are to be elected to the Board of Directors at the 2001 Annual Meeting, each to serve for a term of three years. Upon their election, the Company will have eight directors. The Nominating Committee and the Board of Directors have made three nominations for directors. Two of the nominees, Robert L. Bagby and Dr. E. Eugene Carter, are now directors of the Company. The third nominee is Peter B. Madoff.

      The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring in 2004 or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of directors, designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated a willingness to serve if elected. All of the current directors were elected by the stockholders except for Ronald J. Kessler who was elected by the Board of Directors to fill a vacancy created by the resignation of a director.

Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership
NOMINEES FOR DIRECTORS TO BE ELECTED IN 2001 FOR TERMS EXPIRING IN 2004
Robert L. Bagby, 57	Chairman of the Board and Chief Executive Officer of the Company and the Brokerage Company since 2001; Vice Chairman of the Board of the Company and of the Brokerage Company from 1996 to 2001; Director of the Branch Division of the Brokerage Company from 1995 to 2001. Employee of the Brokerage Company for 26 years. Director of the Brokerage Company since 1979.	1995 Member of the Executive Committee
Dr. E. Eugene Carter, 59	Trustee, Charlotte R. Boschan Trust. Research Fellow, Lincoln Institute of Land Policy. Director of the Brokerage Company from 1976 to 1983.	1983 Member of the Audit Committee, Compensation Committee and Nominating Committee
Peter B. Madoff, 55	Senior Managing Director of Bernard L. Madoff Investment Securities LLC, formerly Bernard L. Madoff Investment Securities, Inc.
DIRECTORS WITH TERMS EXPIRING IN 2003
Charmaine S. Chapman, 61	President and Chief Executive Officer of the United Way of Greater St. Louis.	1997 Member of the Audit Committee, Compensation Committee and Nominating Committee
Benjamin F. Edwards IV, 45	Vice Chairman of the Board of the Company and of the Brokerage Company since 1999; President of the Company and of the Brokerage Company since 2001; Director of the Sales and Marketing Division of the Brokerage Company since 1997 and Director of the Investment Banking Division of the Brokerage Company from 1999 to 2000. Regional Manager of the Brokerage Company from 1995 to 1997. Employee of the Brokerage Company for 23 years. Director of the Brokerage Company since 1994.	1997 Member of the Executive Committee
Mark S. Wrighton, 51	Chancellor of Washington University; Provost, Massachusetts Institute of Technology from 1990 to 1995. Director of Cabot Corporation, Helix Technology Corporation, Ionics, Incorporated and OIS Optical Imaging Systems, Inc.	2000 Member of the Audit Committee, Compensation Committee and Nominating Committee
DIRECTORS WITH TERMS EXPIRING 2002
Ronald J. Kessler, 53	Vice Chairman of the Board of the Company and of the Brokerage Company since 2001; Director of the Operations Division of the Brokerage Company since 1998; Assistant Director of the Operations Division of the Brokerage Company from 1988 to 1998. Employee of the Brokerage Company for 33 years. Director of the Brokerage Company since 1989.	2001(1) Member of the Executive Committee
Samuel C. Hutchinson, Jr., 58	President, Interface Construction Corp.	1993 Member of the Audit Committee, Compensation Committee and Nominating Committee

(1)	Previously served as a director from 1999 to 2000.

DIRECTOR COMPENSATION

      Directors, except those who are officers or employees of the Company or its subsidiaries, receive an annual retainer of $20,000 and a fee of $1,000 for each Company Board of Directors' meeting, committee meeting or Brokerage Company Board of Directors' meeting attended. The annual retainer is paid in the form of common stock of the Company with the value of the stock based on the market price on July 1 of the fiscal year in which the compensation is earned. Non-employee directors do not participate in any of the Company's employee benefit plans.

OWNERSHIP OF THE COMPANY'S COMMON STOCK

Ownership by Directors and Executive Officers

      The following table sets forth the beneficial ownership of the Company's Common Stock as of May 1, 2001 by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group:

Name	Number of Shares		Percentage of Class
Robert L. Bagby	83,495	(1)(3)	(2)
Dr. E. Eugene Carter	337,389		(2)
Charmaine S. Chapman	1,490		(2)
Benjamin F. Edwards III	755,557	(1)(4)	(2)
Benjamin F. Edwards IV	69,317	(1)	(2)
Alfred E. Goldman	5,567	(1)	(2)
Samuel C. Hutchinson, Jr.	2,235		(2)
Ronald J. Kessler	120,743	(1)(5)	(2)
Peter B. Madoff	1,000		(2)
Mark S. Wrighton	1,490		(2)
All Directors and Executive Officers as a Group (19 persons)	1,734,103	(1)	2.2%

(1)	Includes restricted stock issued pursuant to the Company's 1988 Incentive Stock Plan (the ''1988 Plan'') as to which each recipient has sole voting power and no current investment power, as follows: Mr. Bagby, 8,385 shares; Mr. Edwards III, 3,171 shares; Mr. Edwards IV, 3,076 shares; Mr. Goldman, 3,171 shares; Mr. Kessler, 8,385 shares; and other executive officers, 56,812 shares.
(2)	Percentages of less than 1% have been omitted.
(3)	Mr. Bagby has shared voting and investment power over 56,808 shares, including 174 shares owned by his wife and 56,634 shares held jointly with his wife.
(4)	Mr. Edwards III has shared voting and investment power over 290,474 shares, including 230,000 shares held by him as co-trustee of a trust and 60,474 shares held by his wife.
(5)	Mr. Kessler has shared voting and investment power over 40,192 shares held by him as co-trustee of a trust.

Ownership by Certain Other Persons

      To the knowledge of the Company, no person is the beneficial owner of more than five percent of the Common Stock of the Company.

EXECUTIVE COMPENSATION

      The table on the next page sets forth for each of the Company's last three fiscal years the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers serving at the end of the fiscal year (the ''Named Executive Officers'').

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position at End of Fiscal Year (6) (7)	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)(2)(3)(4)	Number of Securities Underlying Options(2)	All Other Compensa- tion(5)
Benjamin F. Edwards III,	2001	$472,830	$1,233,544	$107,514	0	$100,000
Chairman of the Board, President and	2000	450,630	1,801,309	80,581	0	100,000
Chief Executive Officer of the Company;	1999	433,630	1,392,648	101,816	0	100,000
Chairman of the Board, President and Chief Executive Officer of the Brokerage Company
Robert L. Bagby,	2001	$261,630	$853,877	$107,514	0	$100,000
Vice Chairman of the Board of the	2000	248,630	1,264,601	80,581	0	100,000
Company; Vice Chairman of the	1999	239,630	969,136	101,816	0	100,000
Board, Executive Vice President and Director of the Branch Division of the Brokerage Company
Benjamin F. Edwards IV,	2001	$226,840	$775,139	$0	6,915	$100,000
Vice Chairman of the Board of the	2000	216,840	1,131,868	0	6,357	100,000
Company; Vice Chairman of the	1999	206,840	858,780	101,816	0	100,000
Board, Executive Vice President, Director of the Sales and Marketing Division of the Brokerage Company; Director of the Investment Banking Division of the Brokerage Company until March 1, 2000
Alfred E. Goldman	2001	$203,130	$711,277	$107,514	0	$100,000
Corporate Vice President and Director	2000	196,130	980,027	80,581	0	100,000
of Market Analysis of the Brokerage	1999	189,630	775,605	101,816	0	100,000
Company
Ronald J. Kessler	2001	$170,630	$690,289	$107,514	0	$100,000
Executive Vice President and Director	2000	162,630	956,745	80,581	0	100,000
of Operations of the Brokerage Company	1999	156,630	748,638	101,816	0	100,000

(1)	Amounts shown include both Restricted Share and ''Phantom Stock Credit'' awards, which are valued based on the market value, as defined under the plan, of Common Stock on the Consolidated Transaction Reporting System on the determination date of such awards. The awards are made as of the end of the fiscal year for which they are awarded for service during that fiscal year. Restricted Shares can be awarded to participants in the 1988 Plan who are under age 60. The restrictions on Restricted Shares lapse three years after their award date. Participants who are 60 years of age or older (''Over 60 Participants'') do not receive Restricted Shares. Instead, they are awarded ''Phantom Stock Credits'' which serve as the basis for an award of Restricted Shares two years after their award date (''Deferred Award Date''), with each Phantom Stock Credit representing the right to receive one Restricted Share. The number of Phantom Stock Credits awarded to an Over 60 Participant is adjusted to reflect dividends on the Common Stock. Restricted Shares awarded as of any Deferred Award Date are subject to all of the terms and restrictions applicable to other Restricted Shares, except the restrictions last for only nine months.
(2)	The awards of Restricted Shares, Phantom Stock Credits and Options contain provisions for the accelerated lapsing of the restrictions for Restricted Shares (including those issued based on Phantom Stock Credits) and the accelerated exercisability of Options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent, publicly-owned company.
(3)	The aggregate number and value of Restricted Shares and Phantom Stock Credits held by the persons named in the table as of February 28, 2001, are as follows: Mr. Edwards III, 3,171 shares and 5,346 credits —$331,056; Mr. Bagby, 8,385 shares and -0- credits—$325,925; Mr. Edwards IV, 3,076 shares and -0- credits—$119,564; Mr. Goldman, 3,171 shares and 5,346 credits—$331,056; and Mr. Kessler, 8,385 shares and -0- credits—$325,925.
(4)	Dividends are paid on unvested Restricted Shares and adjustments are made to Phantom Stock Credits for dividends as discussed in Note 1 to this table above; such dividends and adjustments are equal in amount to the dividends paid on shares of Common Stock.
(5)	Amounts shown consist of the following: (i) amounts set aside under the Company's Retirement and Profit Sharing Plan for the 1999, 2000 and 2001 fiscal years, respectively— Mr. Edwards III, $18,638, $19,207 and $16,311; Mr. Bagby, $18,638, $19,207 and $16,311; Mr. Edwards IV, $18,638, $19,207 and $16,311; Mr. Goldman, $18,638 and $19,207 and $16,311; and Mr. Kessler, $18,638 and $19,207 and $16,311; and (ii) amounts credited to accounts under the Company's Excess Profit Sharing Deferred Compensation Plan for the 1999, 2000 and 2001 fiscal years, respectively—Mr. Edwards III, $81,362, $80,793 and $83,689; Mr. Bagby, $81,362, $80,793 and $83,689; Mr. Edwards IV, $81,362, $80,793 and $83,689; Mr. Goldman, $81,362 and $80,793 and $83,689; and Mr. Kessler, $81,362, $80,793 and $83,689.
(6)	Effective March 1, 2001, Mr. Edwards III stepped-down from management and now holds the position of Chairman Emeritus. Mr. Edwards III's compensation as Chairman Emeritus will be a salary of $300,000 and a bonus of $1,500,000 for each of the fiscal years ended February 28, 2002 and February 28, 2003.
(7)	The principal positions since March 1, 2001, for Mr. Babgy, Mr. Edwards IV and Mr. Kessler may be found on pages 5 and 6.

      The following table sets forth certain information regarding the exercise of options to purchase Company Common Stock during the Company's 2001 fiscal year by the Named Executive Officers and the unexercised options to purchase Company Common Stock held by such persons on February 28, 2001.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable (shares)	Unexercisable (shares)	Exercisable	Unexercisable
Benjamin F. Edwards III	—	$0	—	—	$0	$0
Robert L. Bagby	—	0	—	—	0	0
Benjamin F. Edwards IV	—	0	—	13,272	0	18,809
Alfred E. Goldman	—	0	—	—	0	0
Ronald J. Kessler	—	0	—	—	0	0

(1)	Options become exercisable three years after they are awarded, and must be exercised no later than eight years after they are awarded.

Compensation Committee Interlocks and Insider Participation

      All of the members of the Compensation Committee of the Brokerage Company (as named on page 16) are or were officers of the Company or one of its subsidiaries. Messrs. Bagby, Edwards III, and Edwards IV were during the past fiscal year directors of the Company and Messrs. Bagby and Edwards IV are currently directors of the Company. Mr. Kessler is currently and was during part of the past fiscal year a director of the Company. Each of them currently is an officer and director of the Company or one of its subsidiaries other than Mr. Edwards III who is Chairman Emeritus. Mr. Proost who was a member of the Compensation Committee of the Brokerage Company last fiscal year, has retired.

JOINT REPORT OF THE COMPENSATION COMMITTEES
OF THE BROKERAGE COMPANY AND THE COMPANY

      The Compensation Committee of the Brokerage Company (the ''Brokerage Committee'') determined the compensation for the fiscal year ended February 28, 2001 (the ''2001 fiscal year'') of all officers of the Company with the exception of Benjamin F. Edwards III and with the exception of certain performance-based compensation of the other Named Executive Officers. The Compensation Committee of the Company (the ''Company Committee'') determined the compensation of Benjamin F. Edwards III and certain performance-based compensation of the other Named Executive Officers.

      It is the policy of the Company to have a substantial portion of each officer's annual compensation directly related to the performance of the Company. The policy is applied consistently to all the Named Executive Officers, including Mr. Edwards III.

      For the 2001 fiscal year, the annual compensation of the Named Executive Officers had seven components, each of which is discussed below. The Company seeks to structure compensation for its executive officers so that all of the compensation is deductible by the Company for federal income tax purposes, including meeting the requirements of Section 162(m) of the Internal Revenue Code for deductibility of compensation in excess of a certain amount. However, if the Company is not able to structure compensation for its executive officers so that all such compensation is deductible, the Board of Directors of the Company, the Company Committee or the Brokerage Committee, as appropriate, will make a determination in its business judgment as to the appropriate compensation for such executives considering the benefits and the costs to the Company, including in its considerations the additional costs arising from the inability to deduct part or all of the compensation.

      Base Salary. A base salary was set prior to the beginning of the 2001 fiscal year by the Brokerage Committee for each Named Executive Officer other than Mr. Edwards III and by the Company Committee for Mr. Edwards III. Base salaries are intended to be relatively moderate, but competitive, for the Company's industry. The increase in the Base Salary for Mr. Edwards III of 5.0% for the 2001 fiscal year was established consistent with the guidelines used for increases for other officers of the Brokerage Company.

      Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan is designed to provide certain officers and key employees of the Company and its subsidiaries with direct participation in the profitability of the Company. Unless the Company has a specified minimum of pre-tax earnings ($2,500,000 in the 2001 fiscal year), no payment is made under the Plan. Awards under the Plan are based on prescribed formulae that take into account the employee's position with the Company, individual performance, and the Company's earnings. The formula for bonus accrual (the ''bonus pool'') is determined prior to the beginning of each fiscal year by the Board of Directors and is based on (i) the Company's consolidated earnings before provision for income taxes, certain employee bonuses, and discretionary Profit Sharing Plan contributions, (ii) certain branch office profits, and (iii) the net revenues of certain departments. The Board of Directors has discretion to increase or decrease the amount subject to the plan.

      Eligible officers are assigned ''shares'' in the bonus pool prior to the beginning of the fiscal year. Such shares are assigned based on the officer's position and responsibility with the Company and individual performance. Eligible officers, other than Mr. Edwards III, were assigned shares for the 2001 fiscal year by the Brokerage Committee. The Company Committee assigned 100 shares to Mr. Edwards III for the 2001 fiscal year, the same number of shares he had for the prior fiscal year. No officer has ever received more than 100 shares. During the 2001 fiscal year, three officers, including two of the Named Executive Officers and Mr. Edwards III, had 100 shares. Since the Corporate Executive Bonus Plan was adopted in 1979, Mr. Edwards III has received the maximum number of shares assigned to any individual under the plan each year. At the beginning of the 2001 fiscal year, a total of 12,764 shares were assigned to 533 eligible officers.

      Under the Corporate Executive Bonus Plan, after the end of the fiscal year, the accrued bonus pool is mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion is distributed in accordance with the number of shares previously assigned to each participant. The one-third portion is distributed based on a formula which weights each participant's shares by the participant's base salary. The sum of the two portions is each participant's total Corporate Executive Bonus for the fiscal year, and is paid after the end of the fiscal year.

      The Corporate Executive Bonus Plan limits the amount that can be paid to individual participants so that all compensation paid under the Corporate Executive Bonus Plan is tax deductible by the Company. To the extent amounts may not be paid under the Corporate Executive Bonus Plan to individual participants because of the tax limitation, the amounts may be paid under the Performance Plan for Executives (the ''Performance Plan'') if the conditions of the Performance Plan are met.

      Performance Plan for Executives. The Performance Plan was adopted solely in response to the enactment of Section 162(m) of the Internal Revenue Code in 1993. Section 162(m) requires conditions to be met for certain compensation of specified executive officers to be deductible. In order to meet the conditions of Section 162(m) with no significant change in the compensation structure of the Company, the Corporate Executive Bonus Plan was amended to limit compensation which would otherwise be payable under the Corporate Executive Bonus Plan and the Performance Plan for Executives was adopted in order to pay the compensation which, but for the limitation, would have been payable under the Corporate Executive Bonus Plan. The Company's intent and the provisions of the Plans are drafted to provide that the combined plans will operate in the same manner as the Corporate Executive Bonus Plan operated prior to the enactment of Section 162(m), subject only to certain limitations on payments.

      The participants in the Performance Plan are those employees of the Company who are: (i) ''covered employees'' under Section 162(m) of the Internal Revenue Code, (ii) designated individually or by class description to be ''Covered Employees'' under the Performance Plan by the Company Committee, and (iii) participants under the Corporate Executive Bonus Plan. The Company Committee has designated all executive officers of the Company to be Covered Employees, and all of the executive officers of the Company are participants in the Corporate Executive Bonus Plan. Section 162(m), however, limits ''covered employees'' to only the Chief Executive Officer of the Company and the four highest compensated officers of the Company (other than the Chief Executive Officer), so, in any fiscal year, there can be no more than five participants.

      The performance goals for the Performance Plan were approved by the stockholders in 1994 and are the same as for the Corporate Executive Bonus Plan. The actual amount payable to a Covered Employee in a fiscal year under the Performance Plan is the lesser of: (i) the amount of reduction in payments to the Covered Employee as a participant under the Corporate Executive Bonus Plan for that fiscal year as a result of Section 162(m), (ii) the Covered Employee's Initial Bonus Amount for that fiscal year, and (iii) the Maximum Bonus Amount for that fiscal year. A Covered Employee's Initial Bonus Amount each fiscal year is equal to the amount that the Covered Employee would be prohibited from receiving under the Corporate Executive Bonus Plan as a result of Section 162(m) as determined solely from fixed assumptions contained in the Performance Plan and information known as of the beginning of the fiscal year. The Maximum Bonus Amount for each Covered Employee was $3,543,122 for fiscal year 2001. The Maximum Bonus Amount increases each fiscal year by 10% over the prior fiscal year. Before any amount can be paid under the Performance Plan, the Company Committee must certify in writing that the performance goals and the material terms of the Performance Plan were satisfied. The Company Committee certified that the performance goals and material terms were satisfied for the 2001 fiscal year and the amounts paid to Mr. Edwards III and each of the Named Executive Officers are included in the Summary Compensation Table.

      Discretionary Bonus. The Chief Executive Officer may award a discretionary bonus to any officer other than himself and the Company Committee may award a discretionary bonus to the Chief Executive Officer. The discretionary bonus is intended to reward efforts or results by an individual which are not recognized or compensated by other compensation. No objective standards, criteria or established targets are used to determine the amount of the discretionary bonuses. For the 2001 fiscal year, no discretionary bonuses were awarded.

      1988 Incentive Stock Plan. The 1988 Plan is designed to motivate employees of the Company and its subsidiaries through the incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. The 1988 Plan provides for the granting of Options or Restricted Shares, or both. If Options are granted, the participant receives an option to purchase 2.5 times the number of shares that would have been granted as Restricted Shares. The Named Executive Officers are awarded an amount equal to 25% of each such officer's Corporate Executive Bonus and Performance Plan Bonus (as described above); provided, in no event can the award amount for any participant exceed an amount set by the 1988 Plan, $100,000 in the 2001 fiscal year. Accordingly, the awards of Options and Restricted Shares are related to the profitability of the Company in substantially the same manner as the awards under the Corporate Executive Bonus Plan and the Performance Plan.

      The Options provide for the purchase of shares of Common Stock at market value on the determination date and do not become exercisable until three years after the date of award. Because the value of the Options is dependent on the increase of the market value of the Common Stock over at least a three year period, the Options provide a long-term incentive for the executives to stay with the Company and to increase the market value of the Common Stock.

      Restricted Shares are also awarded based on the market value of the Common Stock on the determination date (participants 60 years of age and over on the date Restricted Shares are awarded receive Phantom Stock Credits, in lieu of Restricted Shares, which serve as the basis for an award of Restricted Shares two years after the award date). The Restricted Shares are subject to restrictions for three years after their award except those shares converted from Phantom Stock Credits are subject to a nine month restricted period after conversion. Again, by an award of Restricted Shares, the executives are encouraged to remain with the Company and to increase the market value of the Common Stock.

      The 1988 Plan also has an Employee Stock Purchase Plan portion to authorize the award of options qualified under Section 423 of the Internal Revenue Code to qualified employees. The qualified employees include most of the full-time and part-time employees of the Company and its subsidiaries. Participation in the Employee Stock Purchase Plan is not based upon the performance of the Company; employees elect to use a portion of their compensation to buy Common Stock under the plan. The Employee Stock Purchase Plan is intended to encourage the employees of the Company to obtain or increase a proprietary interest in the Company on a favorable basis by offering Common Stock at below market value. Shares under the Employee Stock Purchase Plan are issued at a price based upon a formula which is at least 15% below market value based on dates specified in the plan.

      Retirement and Profit Sharing Plan. The Company maintains a Retirement and Profit Sharing Plan (the ''Profit Sharing Plan''), which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the ''Internal Revenue Code''). In addition to certain required matching and non-matching contributions, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. On February 25, 2000, the Board of Directors of the Company approved an accrual formula for the discretionary contribution to the Profit Sharing Plan for the 2001 fiscal year in an amount not less than 8% and not more than 10% of the Company's earnings on a consolidated basis and before certain bonuses, Company discretionary Profit Sharing Plan contributions and taxes on income. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last fiscal year was $30,000; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount.

      Excess Profit Sharing Deferred Compensation Plan. The Company has established the Excess Profit Sharing Deferred Compensation Plan (the ''Excess Benefit Plan'') to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Internal Revenue Code. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly compensated employees. The maximum aggregate contribution by the Company for any employee under both the Profit Sharing Plan and the Excess Benefit Plan in the last fiscal year was $100,000; accordingly, the maximum benefit with respect to any employee under the Excess Benefit Plan was the difference between $100,000 and the Profit Sharing Plan Company contribution with respect to such employee.

      Procedures for Compensation of Mr. Edwards III. Prior to the beginning of the 2001 fiscal year, the Company Committee considered the compensation of Mr. Edwards III for the 2001 fiscal year. The Company Committee reviewed the seven components of the compensation structure of the Company, the historical performance of the structure, the consistency of the compensation components for Mr. Edwards III with the components for other officers, the guidelines used for determining the base salaries of other officers, and the compensation of officers in other companies in the industry. Based on the review, the Company Committee determined the increase in the base salary for Mr. Edwards III should be 5.0% and that the other components of his compensation should not be changed from the prior year.

Members of the Compensation Committee of the Company (''Company Committee'')	Members of the Compensation Committee of the Brokerage Company (''Brokerage Committee'')
Dr. E. Eugene Carter	Mary V. Atkin	Benjamin F. Edwards IV
Charmaine S. Chapman	Robert L. Bagby	Douglas L. Kelly
Mark S. Wrighton*	Donnis L. Casey	Ronald J. Kessler
Samuel C. Hutchinson, Jr.	Benjamin F. Edwards III, Chairman	Robert L. Proost Paul F. Pautler

*	Mark S. Wrighton was elected to the Board of Directors on June 22, 2000 and joins the report only for events after that date.

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter adopted by the Board of Directors (the ''Board''), a copy of which is attached to this Proxy Statement as Exhibit A, the Audit Committee of the Board (the ''Committee'') assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee members are four non-employee directors who are independent as defined in the New York Stock Exchange listing standards. During fiscal year 2001, the Committee met three times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 28, 2001 with management and the independent auditors. Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. However, the Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board No. 1, ''Independence Discussions with Audit Committees,'' discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, ''Communication with Audit Committees'' and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Dr. E. Eugene Carter, Chair
Charmaine S. Chapman
Samuel C. Hutchinson
Mark S. Wrighton

PRINCIPAL ACCOUNTING FIRM FEES

      Aggregate fees billed to the Company for the fiscal year ending February 28, 2001, by the Company's principal accounting firm, Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit fees	$ 591,500
Financial information systems design and implementation fees	$ 0
All other fees	$1,545,300	(a)(b)

(a)	Includes fees for tax consulting and other non-audit services.
(b)	The Audit Committee has considered and, in reliance on management and the independent auditors, determined that the provision of these services is compatible with maintaining the principal accountant's independence.

PERFORMANCE GRAPH

      The following graph compares the Company's cumulative total stockholder return on its Common Stock for a five year period (February 29, 1996 to February 28, 2001) with the cumulative total return of the Standard & Poor's 500 Stock Index, and a peer group index consisting of six companies: The Bear Stearns Companies, Inc., The Charles Schwab Corporation, J.P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., and Morgan Stanley Dean Witter & Co. The peer group index varies from that used in the Company's 2000 proxy because of the acquisition of PaineWebber Group, Inc., which was included in the peer group used in the Company's 2000 proxy, by UBS AG. The graph assumes that the value of the investment in Common Stock and each index was $100 at February 29, 1996, and that all dividends were reinvested. Stock price performances shown on the graph are not necessarily indicative of future price performances.

Comparison of Five Year Cumulative Total Return

	1996	1997	1998	1999	2000	2001

A.G. Edwards	100	150	272	213	211	263
Peer Group	100	149	236	371	438	396
S&P 500 Index	100	126	170	204	228	209

CERTAIN TRANSACTIONS

      Directors and executive officers of the Company have been clients of and have had brokerage transactions with the Company in the ordinary course of business. Included in such transactions are the maintenance of margin accounts and the extension of credit under Federal Reserve Regulation T. Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other clients and did not and do not involve more than normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Securities Exchange Act of 1934, as amended, requires all executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock to report any changes in the ownership of Common Stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely upon a review of these reports and written representations regarding the filing of the reports, the Company believes that all reports were filed on a timely basis.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors, on recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending February 28, 2002.

      Deloitte & Touche LLP or its predecessor firms have served as the independent auditors of the Company since its incorporation in 1983 and of the Brokerage Company for more than fifty years. A representative of Deloitte & Touche LLP will be present at the 2001 Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

      Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2002. If the stockholders do not ratify, the Audit Committee will investigate the reasons for stockholder rejection and the Board of Directors will reconsider the appointment.

      The Board of Directors recommends a vote ''FOR'' the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

STOCKHOLDER PROPOSALS

      Any stockholder proposals to be presented at the 2002 annual meeting of stockholders must be received by the Company no later than January 14, 2002 at its principal executive office at One North Jefferson Avenue, St. Louis, Missouri 63103 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting.

      Stockholders wishing to nominate one or more candidates for election to the Board of Directors, or propose any other business to be considered at any stockholder meeting, must comply with a Bylaw provision dealing with such matters. Pursuant to the Company's Bylaw provision, any stockholder of record of the Company eligible to vote in an election of directors may nominate one or more candidates for election to the Board of Directors, or propose business to be brought before a stockholder meeting, by giving written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting (if the Company gives less than 70 days notice or prior public disclosure of the date of the meeting, then the notice by the stockholder must be received by the Company not later than the close of business on the tenth day following the date on which the Company mailed the notice of the meeting or the date on which public disclosure was made). The notice by the stockholder should be sent to the Secretary of the Company at the address stated in the preceding paragraph.

      The notice by the stockholder to the Company must contain: (1) the name and address of the stockholder who intends to make the nomination(s) or propose the business, (2) the name and address of the candidate or candidates to be nominated (if applicable), (3) a written statement from any proposed nominee that the nominee consents to be named as a nominee and to serve as a director of the Company if elected (if applicable), (4) a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and whether the stockholder intends to appear in person or by proxy at the meeting, (5) a description of all arrangements or understandings, if any, between the stockholder and each nominee and anyone else pursuant to which any nomination is to be made by the stockholder (if applicable), and (6) such other information regarding each nominee or each matter of business to be proposed as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or the matter been proposed, by the Board of Directors.

      At any stockholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Bylaws. The foregoing requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement for any meeting. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above.

OTHER MATTERS

      The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

May 14, 2001

Exhibit A

AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of A.G. Edwards, Inc. (the ''Company''), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

      The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Audit Committee shall have at least three members, each of which shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable time after appointment, and at least one member shall have accounting or financial management expertise, as such qualification is interpreted by the Board of Directors in its business judgment. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or any of its affiliates or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

             1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

             2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

             3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

             4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

             5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

             6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

             7. Receive periodic written reports from the independent auditor regarding the auditor's independence together with the letter from the independent auditors required by ISB Standard No. 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

             8. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

             9. Review the appointment and replacement of the manager of the Internal Audit Department.

             10. Review the significant reports to management prepared by the Internal Audit Department and management's responses.

             11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

             12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

             13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

             14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                    (b) Any changes required in the planned scope of the internal audit.

                    (c) The Internal Audit Department responsibilities, budget and staffing.

             15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

             16. Review with the Company's Director of Law and Compliance legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

             17. Meet at least annually with the Chief Financial Officer, the Manager of the Internal Audit Department and the independent auditor in separate executive sessions.

      The Audit Committee has the responsibilities and powers set forth in this Charter. The Audit Committee does not have the responsibility to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Proxy Statement and Notice of the Annual Meeting of Stockholders to be held June 21, 2001

One North Jefferson Avenue St. Louis, Missouri 63103

A.G. Edwards, Inc.

VOTE BY TELEPHONE OR INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE
1-800-570-7882

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

INTERNET
http://proxy.shareholder.com/age

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE • IT'S FAST AND CONVENIENT

1-800-570-7882

CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

1. ELECTION OF DIRECTORS — **FOR** all nominees listed below — **WITHHOLD AUTHORITY** to vote for all nominees listed below. — ***EXCEPTIONS**

Nominees: Robert L. Bagby, Dr. E. Eugene Carter, Peter B. Madoff
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
*Exceptions ____________________

FOR **AGAINST** **ABSTAIN**

3. In their sole discretion on such other matters as may properly come before such meeting and any adjournment or adjournments thereof.

Change of Address or Comments Mark Here

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated: ____________________, 2001

____
Signature

____
Signature

Votes MUST be indicated (x) in Black or Blue ink. **X**

(Please sign, date and return this proxy in the enclosed postage prepaid envelope)

Please Detach Here
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

A.G. Edwards, Inc.

May 14, 2001

Dear Stockholder:

The Annual Meeting of Stockholders of A.G. Edwards, Inc. will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 21, 2001, at 10:00 a.m. local time. At the meeting, stockholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending February 28, 2002, and transact such other business as may properly come before the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the Internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT BELOW AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

▼ **Detach Proxy Form Here If You Are Not Voting By Telephone or Internet** ▼

A.G. Edwards, Inc.

Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of A.G. Edwards, Inc. for the Annual Meeting on June 21, 2001.

The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the "Company"), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 21, 2001, at 10:00 a.m., local time, at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, hereby revoking any proxy heretofore given.

This proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted "FOR" proposals 1 and 2.

(Continued, and to be signed and dated on reverse side.)

A.G. EDWARDS, INC.
P.O. BOX 11321
NEW YORK, N.Y. 10203-0321

3710

1. ELECTION OF DIRECTORS — **FOR** all nominees listed below — **WITHHOLD AUTHORITY** to vote for all nominees listed below. — ***EXCEPTIONS**

Nominees: Robert L. Bagby, Dr. E. Eugene Carter, Peter B. Madoff
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
*Exceptions ______________________________

FOR **AGAINST** **ABSTAIN**

3. In their sole discretion on such other matters as may properly come before such meeting and any adjournment or adjournments thereof.

Change of Address or Comments Mark Here

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated: ______________________, 2001

____
Signature

____
Signature

(Please sign, date and return this proxy in the enclosed postage prepaid envelope)

Votes MUST be indicated (x) in Black or Blue ink. **X**

A.G. Edwards, Inc.

Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of A.G. Edwards, Inc. for the Annual Meeting on June 21, 2001.

The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the "Company"), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 21, 2001, at 10:00 a.m., local time, at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, hereby revoking any proxy heretofore given.

This proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted "FOR" proposals 1 and 2.

(Continued, and to be signed and dated on reverse side.)

A.G. EDWARDS, INC.
2801 CLARK STREET
ST. LOUIS, MO 63103